UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 4, 2026, the Board of Directors of Unum Group (the “Company”) adopted amendments to the Company's Amended and Restated Bylaws (the “Bylaws”).

The reference to "Chairman" was changed to "Chair" throughout the Bylaws. Article II, Section 1 of the Bylaws was amended to clarify that shareholders who participate in shareholder meetings remotely are counted as "in person" at the meeting for purposes of calculating votes. Article II, Section 5 of the Bylaws was amended to clarify that the denominator for counting shareholder votes only includes shares present at the meeting and entitled to vote on the specific matter. Article II, Section 6 of the Bylaws was amended to include a provision allowing the Board to determine prior to the shareholders meeting that a proposal/nomination was not properly brought. Article II, Section 6 of the Bylaws was amended to clarify that the provision of updated information in a shareholder proposal or about a director nominee does not necessarily cure prior deficiencies in the notice. Article II, Section 6 of the Bylaws was amended to add definitions for "business day" and "close of business." Article II, Section 6 of the Bylaws was amended to remove language regarding shareholder proposal rules promulgated under the Securities Act of 1934. Article III, Section 1 of the Bylaws was amended to remove language regarding submission of an offer of resignation by a director after a contested election. Article III, Section 2 of the Bylaws was amended to add language limiting the Company's right to require additional information about a director nominee to information needed to determine the nominee's eligibility. Article III, Section 12 of the Bylaws was amended to remove a provision regarding interested director transactions. Article V of the Bylaws was amended to remove certain formalities concerning uncertificated shares and lost share certificates. Article III, Section 6 and Article IV, Section 1 of the Bylaws were amended to remove references to obsolete technology. Article VIII of the Bylaws was amended to update the list of individuals eligible for indemnification. In addition, certain other technical and non-substantive amendments were made in various sections of the Bylaws.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Unum Group, effective March 4, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: March 6, 2026	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary